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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Cendant Corporation's Registration Statement Nos. 333-11035, 333-17323, 333-17411, 333-20391,
333-23063, 333-26927, 333-35707, 333-35709, 333-45155, 333-45227, 333-49405,
333-78447, 333-86469, 333-51586, 333-59246, 333-65578, 333-65456, 333-65858, and
333-83334 on Form S-3 and Registration Statement Nos. 33-74066, 33-91658, 333-00475, 333-03237, 33-58896, 33-91656, 333-03241, 33-26875, 33-75682,
33-93322, 33-93372, 33-75684, 33-80834, 33-74068, 33-41823, 33-48175, 333-09633,
333-09655, 333-09637, 333-22003, 333-30649, 333-42503, 333-34517-2, 333-42549,
333-45183, 333-47537, 333-69505, 333-75303, 333-78475, 333-51544, 333-38638,
333-64738, 333-71250, and 333-58670 on Form S-8 of our report dated February 7, 2002 (April 1, 2002 as to Note 28) (which expresses an unqualified opinion and includes an explanatory paragraph relating to the modification of accounting for interest income and impairment of beneficial interests in securitization transactions, the accounting for derivative instruments and hedging activities and the revision of certain revenue recognition policies as discussed in
Note 1) appearing in this Annual Report on Form 10-K of Cendant Corporation for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

New York, New York
April 1, 2002